EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.

                            SHUMAKER WILLIAMS, P.C.
                            3425 SIMPSON FERRY ROAD
                              CAMP HILL, PA 17011
                                 (717) 763-1121


                                  June 15, 1999




Mark D. Gainer
President and Chief Executive Officer
UNION NATIONAL FINANCIAL CORPORATION
101 East Main Street
Mount Joy, Pennsylvania 17552

     RE: Union National Financial Corporation (the "Corporation") Registration Statement on Form S-8 Our File No.: 624-99

Dear Mr. Gainer:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's 1999 Independent Directors Stock Option Plan (the plan).

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1.   the Pennsylvania Business Corporation Law of 1988, as amended;
     2.   the Corporation's Articles of Incorporation, as amended;
     3.   the Corporation's By-Laws, as amended;
     4.   Resolutions adopted by the Corporation's Board of Directors; and
     5.   the Plan.

     Based upon such review, it is our opinion that the Corporation's common stock, $0.25 par value, (the common stock) issuable under the plan, when and as issued in accordance with the provisions of the plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the plan, a sufficient number of authorized shares available for issue.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the plan.

                                                Very truly yours,
                                                SHUMAKER WILLIAMS, P.C.


                                                /s/ Nicholas Bybel, Jr.
                                                ------------------------------
                                             By Nicholas Bybel, Jr.
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